UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 23, 2006

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, Hercules International Holdings, Ltd., a Cayman limited company and a wholly owned subsidiary of Hercules Offshore, Inc. ( “Hercules”) entered into a definitive agreement (the “Agreement”) with Halliburton West Africa Limited and Halliburton Energy Services Nigeria Limited (collectively, “Halliburton”) to purchase eight liftboats owned by Halliburton, to assume Halliburton’s rights to operate five additional liftboats under an arrangement with the third party vessel owner, to assume the lease of a 1.25 hectare shore-based facility located in Warri, Nigeria that includes warehouse space, offices and a machine shop, and to assume certain contracts and other assets related to the liftboats. The liftboats are currently operating in the coastal waters of Nigeria and Angola and have leg lengths ranging from 105 to 215 feet. The initial purchase price is approximately $50 million plus any amounts payable pursuant to the three-year earnout agreement described below. The transaction is expected to close in the fourth quarter of 2006.

The parties will also enter into an earnout agreement, under which Hercules will pay Halliburton 25% of EBITDA (earnings from operations before interest, taxes, depreciation and amortization) earned on the liftboats owned or operated by Halliburton together with Hercules’ existing four liftboats operating in West Africa, to the extent in excess of $19 million annually. Any amount payable to Halliburton under the earnout agreement will be reduced if and to the extent Hercules incurs capital expenditures in excess of forecasted expenditures for the assets ($1,700,000, $2,245,000 and $1,900,000, in the first, second and third years, respectively). Any amount payable will also be adjusted for any increase or decrease in the assets. The earnout payments are payable annually over a three-year period up to an aggregate amount of $10 million. The EBITDA target will also be increased or decreased if additional assets are mobilized into or out of West Africa and is also subject to additional adjustments.

ITEM 7.01 Regulation FD Disclosure.

On August 24, 2006, Hercules issued a press release announcing that on August 23, 2006 it entered into the Agreement, pursuant to which Hercules will acquire Halliburton’s West African liftboat assets. A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 24, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: August 24, 2006	By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 24, 2006

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